EXHIBIT 99.1
News Release
                                                                        CONTACT:
                                                                        --------
                                                                 B. Grant Yarber
                                             President & Chief Executive Officer
FOR IMMEDIATE RELEASE                                      Phone: (919) 645-3494
April 23, 2004                               Email:   gyarber@capitalbank-nc.com


                Capital Bank Corporation Elects President as CEO

RALEIGH, N.C. (April 23, 2004) - The board of directors of Capital Bank Corporation (Nasdaq: CBKN) announced today that it has elected B. Grant Yarber as Chief Executive Officer for the company and for Capital Bank, its wholly owned subsidiary. The decision came in a meeting of the Capital Bank Corporation board on April 22, 2004. Yarber also was elected as a director of Capital Bank Corporation and Capital Bank.

William C. Burkhardt, former Chief Executive Officer, remains a director of Capital Bank Corporation and Capital Bank. "I am pleased I had the opportunity over the last year to take a more active role in contributing to Capital Bank's growth and development," said Burkhardt. "As a founding director, I am very proud of our associates and the many accomplishments we have achieved over the past several months. Grant's performance has been exceptional, and I'm confident in passing the CEO responsibilities to him for the bank's continued success."

"Since joining Capital Bank, Grant's guidance and direction, along with his lending experience and strong customer focus, make him a natural fit for this position," explained O. A. Keller, III, Chairman of the Board. "The board of directors has confidence in Grant Yarber's proven leadership skills and his 15 years' banking background. We firmly believe that Grant's financial expertise and strong commitment to the community will continue to deliver significant benefits to our investors, customers and employees."

Yarber came to Capital Bank in July 2003 as Executive Vice President and Chief Lending Officer. In August 2003, the board promoted Yarber to Chief Operating Officer and in January 2004, he was elected as President and Chief Operating Officer of the company. A long-time North Carolina resident and banking industry veteran, he previously served as Chief Lending Officer and Chief Credit Officer of MountainBank in Hendersonville, N.C. With particular strength in lending and credit management, Yarber's background includes leadership positions with Bank of America, including Credit Manager for Southeast Business Lending and Regional Executive for Business Banking and Professional/Executive Banking for Missouri and Illinois. Yarber resides in Cary, N.C., with his wife, Suzanne, and two children, Sarah and Austin.

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"With the promotion of Grant Yarber to Chief Executive Officer, our executive management team has the financial and managerial expertise necessary to lead the company to even greater long-term success," said Carl H. Ricker, Jr., chairman of the executive committee. "This is a promotion that ensures success. Grant is a vibrant and very experienced banker. He has proven himself with profitable quarters that demonstrate Capital Bank's continued progress in building strong sustainable earnings for our shareholders."

"I am excited about our future and committed to the growth and success of Capital Bank," said Yarber. "With the help of our strong leadership team, the strength of our board of directors and the dedication of our associates, we feel the bank is well positioned to provide the outstanding service and financial consulting that our customers and investors have come to expect. I appreciate the confidence our board has placed in me and our team, and as CEO, I intend to make Capital Bank the best community bank in North Carolina--a bank that's performance driven, community focused and dedicated to providing exceptional value."

Capital Bank Corporation, headquartered in Raleigh, N.C., with more than $890 million in total assets, offers a broad range of financial services. Capital Bank operates 20 banking offices in Raleigh (4), Sanford (3), Burlington (2), Asheville (2), Cary (2), Oxford, Hickory, Siler City, Graham, Warrenton, Woodland and Seaboard and a mortgage lending office in Greensboro. The company's website is www.capitalbank-nc.com.

Information in this press release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Capital Bank Corporation's filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Capital Bank Corporation does not undertake a duty to update any forward looking statements in this press release.